As filed with the Securities and Exchange Commission on August 27, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
under
The Securities Act of 1933

DeVry Education Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3150143 (I.R.S. employer identification no.)
3005 Highland Parkway Downers Grove, Illinois 60515 (Address of principal executive offices, including zip code)

DEVRY EDUCATION GROUP INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN
(Full title of the plan)

Gregory S. Davis
Senior Vice President, General Counsel and Corporate Secretary
DeVry Education Group Inc.
3005 Highland Parkway
Downers Grove, Illinois 60515
(Name and address of agent for service)

(630) 515-7700
(Telephone number, including area code, of agent for service)

With a copy to:

Lauralyn G. Bengel
Schiff Hardin LLP
233 South Wacker Drive, Suite 6600
Chicago, Illinois 60606
(312) 258-5670

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Deferred Compensation Obligations	$10,000,000(1)	$0	$10,000,000	$1,288.00
(1)	Deferred Compensation Obligations represent general unsecured obligations of the Registrant to pay deferred compensation in accordance with the above-referenced Plan.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

The contents of the Registration Statement on Form S-8 (File No. 333-169222), filed by the Registrant with the Securities and Exchange Commission on September 3, 2010, registering among other things, Deferred Compensation Obligations under the Plan, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in the Registration Statement (other than the exhibits and the signature page) is set forth in the Registration Statement on Form S-8 (File No. 333-169222), as described above, and is incorporated herein by reference.

Item 8.    Exhibits.

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on this 27th day of August, 2014.

DEVRY EDUCATION GROUP INC. (Registrant)

By:	/s/ Daniel M. Hamburger
Daniel M. Hamburger
President and Chief Executive Officer

Each person whose signature appears below appoints Daniel M. Hamburger and Gregory S. Davis, or each of them, as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any pre-effective or post-effective amendments to this Registration Statement that any of such attorneys shall deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this Registration Statement, which amendments may make such changes in such Registration Statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that either of said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the 27th day of August, 2014, by the following persons in the capacities indicated below.

Signature	Title

/s/ Connie R. Curran	Board Chair and Director
Connie R. Curran

/s/ Daniel M. Hamburger	President and Chief Executive Officer
Daniel M. Hamburger	(Principal Executive Officer) and Director

/s/ Timothy J. Wiggins	Senior Vice President, Chief Financial Officer
Timothy J. Wiggins	and Treasurer (Principal Financial Officer)

/s/ Patrick J. Unzicker	Vice President, Finance and Chief Accounting Officer
Patrick J. Unzicker	(Principal Accounting Officer)

/s/ Christopher B. Begley	Director
Christopher B. Begley

/s/ David S. Brown	Director
David S. Brown

/s/ Lyle Logan	Director
Lyle Logan

/s/ Alan G. Merten	Director
Alan G. Merten

/s/ Fernando Ruiz	Director
Fernando Ruiz

/s/ Ronald L. Taylor	Director
Ronald L. Taylor

/s/ Lisa W. Wardell	Director
Lisa W. Wardell

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in the City of Downers Grove, State of Illinois, on the 27th day of August, 2014.

DEVRY EDUCATION GROUP INC. NONQUALIFIED DEFERRED COMPENSATION PLAN

/s/ Christopher B. Begley
Christopher B. Begley Member, Compensation Committee

/s/ Lyle Logan
Lyle Logan Member, Compensation Committee

/s/ Fernando Ruiz
Fernando Ruiz Member, Compensation Committee

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Restated Certificate of Incorporation of DeVry Education Group Inc., as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 10-Q dated February 4, 2014).

4.2	Amended and Restated By-Laws of DeVry Education Group Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K dated August 26, 2014).

4.3	DeVry Education Group Inc. Non-Qualified Deferred Compensation Plan

4.4
Rights Agreement between DeVry Education Group Inc. and Computershare Investor Services, L.L.C. (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form 8-A dated November 23, 2004)

5	Opinion of Schiff Hardin LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Schiff Hardin LLP (contained in the Opinion filed as Exhibit 5)

24	Power of Attorney (contained on the signature pages hereto)